NEWS RELEASE

Ivanhoe Energy to Raise Funds through

Private Placement of Special Warrants

CALGARY, ALBERTA (January 13, 2010) – Ivanhoe Energy Inc. (TSX: IE: NASDAQ: IVAN) announced today that it intends to raise between Cdn$75 million to Cdn$100 million by way of a private placement of special warrants convertible into common shares of the Company. The proceeds will be used by Ivanhoe Energy for exploration, development, acquisitions and general corporate purposes. Subject to regulatory approval and satisfaction of all conditions precedent, the private placement is expected to close on or about January 22, 2010.

The securities offered will not be or have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and may not be offered or sold in the United States or to U.S. persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

For Further Information Contact:	David Dyck:	1 (403) 269-2871
Ian Barnett:	1 (416) 792-3308
Dorreen Miller:	1 (403) 269-2871

info@ivanhoeenergy.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company’s intention to raise up to Cdn$100 million by way of a private placement of special warrants convertible into common shares. When used in this document, words such as "could", "plan", “expect”, "estimate", "anticipate", "intend", "may", "potential", "should", and similar expressions relating to matters that are not historical facts are forward-looking statements. Although the Company believes its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the possibility that the Company will be unable to raise financing and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K files with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.